NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FMC TECHNOLOGIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Joseph H. Netherland
Chairman, President and
Chief Executive Officer

March 13, 2002

Dear Stockholder:

It is my pleasure to invite you to attend FMC Technologies’ first Annual Meeting of Stockholders. The meeting will be held on Friday, April 26, 2002 at 2:00 p.m. local time in the Indiana Room, Lower Level One, Aon Center, 200 E. Randolph Drive, Chicago, Illinois. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report to you on the Company’s financial results and other achievements during 2001 and on our goals for 2002. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to the Company’s Investor Relations Department, 200 E. Randolph Drive, 66th Floor, Chicago, Illinois 60601, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on April 26th.

Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Friday, April 26, 2002
2:00 p.m.
Indiana Room, Lower Level One
Aon Center
200 E. Randolph Drive
Chicago, Illinois 60601

March 13, 2002

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Technologies, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Re-elect two directors, B.A. Bridgewater, Jr. and Thomas M. Hamilton, each for a term of three years;

•	Ratify the appointment of KPMG LLP as our independent public accountants for 2002; and

•	Vote on any other business properly brought before the meeting.

MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.

By	order of the Board of Directors

Je	ffrey W. Carr
Vic	e President, General Counsel
an	d Secretary

Table of Contents

I. Information About Voting	1

II. The Proposals To Be Voted On	2

■ Election of Directors	2

■ Nominees for Director	2

■ Ratification of Appointment of Independent Public Accountants	3

III. Board of Directors	4

■ Nominees for Director	4

■ Directors Continuing in Office	5

IV. Information About the Board of Directors	9

■ Meetings	9

■ Committees	9

■ Compensation	10

V. Certain Relationships and Related Party Transactions	12

■ Board of Directors Relationships and Related Transactions	12

■ Arrangements between FMC Technologies and FMC Corporation	12

VI. Security Ownership of FMC Technologies	16

■ Management Ownership	16

■ Other Security Ownership	17

VII. Executive Compensation	18

■ Summary Compensation Table	18

■ Option Grants for Services Rendered in 2001	19

■ Aggregated Option Exercises in 2001 and Year-End Option Values	20

■ Retirement Plans	20

■ Termination and Change of Control Arrangements	21

■ Report of the Compensation Committee on Executive Compensation	22

■ Stockholder Return Performance Presentation	25

VIII. Other Matters	26

■ Section 16(a) Beneficial Ownership Reporting Compliance	26

■ Audit Committee Report	26

■ Proposals for the 2003 Annual Meeting	26

■ Expenses Relating to this Proxy Solicitation	27

Appendix A—Audit Committee Charter	28

I. Information About Voting

Solicitation of Proxies. The Board of Directors of FMC Technologies, Inc. (“FMC Technologies”) is soliciting proxies for use at the 2002 Annual Meeting of FMC Technologies and any adjournments of that meeting. FMC Technologies first mailed this proxy statement, the accompanying form of proxy and the FMC Technologies Annual Report for 2001 on March 13, 2002.

Agenda Items. The agenda for the Annual Meeting is to:

1.	Re-elect two directors: B. A. Bridgewater, Jr. and Thomas M. Hamilton;

2.	Ratify the appointment of KPMG LLP as our independent public accountants for 2002; and

3.	Conduct any other business properly brought before the meeting.

Who Can Vote. You can vote at the Annual Meeting if you are a holder of FMC Technologies’ common stock, par value of $0.01 per share (“Common Stock”), on the record date. The record date is the close of business on March 1, 2002. You will have one vote for each share of Common Stock. As of March 1, 2002, there were 65,272,417 shares of Common Stock outstanding and entitled to vote.

How to Vote. You may vote in one of two ways:

•	You can come to the Annual Meeting and cast your vote there; or

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate.

Use of Proxies. Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director and FOR Agenda item 2. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Revoking a Proxy. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Secretary of FMC Technologies;

•	Delivering a properly executed, later-dated proxy; or

•	Attending the Annual Meeting and voting in person.

The Quorum Requirement. We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

Vote Required for Action. Directors are elected by a plurality vote of shares of Common Stock present in person or represented by proxy at the meeting. Other actions require the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes have the effect of a no vote on matters other than director elections.

II. The Proposals To Be Voted On

Election of Directors

FMC Technologies has three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for Class I directors will expire at the 2002 Annual Meeting.

Nominees for Director

The nominees for director this year are: B. A. Bridgewater, Jr. and Thomas M. Hamilton. Information about the nominees, the continuing directors and the Board of Directors is contained in the next section of this proxy statement entitled “Board of Directors.”

Robert N. Burt, Chairman of the Board of Directors of FMC Technologies from February 2001 until December 2001 and Chairman of the Board of Directors of FMC Corporation from October 1991 until December 2001, will retire from the Board on April 26, 2002. William Reilly, a director of the Board of Directors of FMC Corporation since 1992 and of FMC Technologies since June 2001, will also retire from the Board on April 26, 2002. The Board thanks Mr. Burt and Mr. Reilly for their counsel and service.

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of B. A. Bridgewater, Jr. and Thomas M. Hamilton.

Ratification of Appointment of Independent Public Accountants

The Audit Committee of the Board of Directors has recommended that KPMG LLP continue to serve as FMC Technologies’ independent public accountants for 2002. KPMG LLP has served as FMC Technologies’ independent public accountants since its inception. During 2001, we paid KPMG LLP the following fees:

		(000s)
• Audit Fees		$670
• Financial Information Systems Design and Implementation Fees		—
• All Other Fees
- ForeignStatutory and Benefit Plan Audits, prior year’s carve-out audit and SEC filings related to initial public offering	$1,298
- TaxServices	$1,178
- OtherServices	$230

Total All Other Fees		$2,706

• Total		$3,376

The Audit Committee of our Board of Directors considered the effect of KPMG LLP’s non-audit services in assessing the independence of such accountants and concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

We expect a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants for 2002.

III. Board of Directors

Nominees for Director

Class I—Term Expiring in 2005

B.A. Bridgewater, Jr.
Principal Occupation: Retired Chairman of the Board of Directors and Chief Executive Officer, Brown Group, Inc., a diversified marketer and retailer of footwear
Age: 67
Director Since: 2001

Mr. Bridgewater held the following positions at Brown Group, Inc.: President, 1979-1989 and again from 1990-1999; Chief Executive Officer, 1982-1999; and Chairman of the Board of Directors, 1985-1999. From 1975 to 1979, he was Executive Vice President of Baxter Travenol Laboratories. From 1964 to 1975, Mr. Bridgewater was associated with McKinsey & Company Inc. as a director from 1972 to 1975. He also served as Associate Director of National Security and International Affairs in the Office of Management and Budget in the Executive Office of the President of the United States. He is currently a director of FMC Corporation, EEX Corporation and ThoughtWorks, Inc. and a trustee of Mitretek Systems and Washington University. He is an Advisory Director of Schroder Venture Partners, LLC.

Thomas M. Hamilton Principal Occupation: Chairman, President and Chief Executive Officer of EEX Corporation, an oil and gas exploration company Age: 58 Director Since: 2001
Mr. Hamilton is the Chairman, President and Chief Executive Officer of EEX Corporation, a position he was elected to in January 1997. He came to EEX from Pennzoil Company where he was Executive Vice President and also served as President of Pennzoil Exploration and Production Company. Prior to his five-year tenure at Pennzoil Company, Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991. He was the General Manager for East Asia/Australia/Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its being merged into BP; from 1982 to 1985 he was the Executive Vice President of Exploration and Land for Aminoil Company. While at Exxon Corporation from 1970 to 1982, he held several domestic, international and research management positions. Mr. Hamilton is a member of the University of North Dakota School of Engineering and Mines Advisory

Council and a director of the University of North Dakota Alumni Association and Foundation; a member of the Colorado School of Mines Petroleum Engineering Visiting Committee and a member of the Board of Trustees of Capital University. He is a member of the executive committee of the US Oil & Gas Association. He was a member of the Board of Directors for the XII World Petroleum Congress. Mr. Hamilton is past chairman of the Board of Trustees for the AGI (American Geological Institute) Foundation and is Chairman Emeritus for the Advisory Board of the Earth Sciences and Resources Institute at the University of South Carolina and at the University of Utah. He is a member of the Board of Trustees of the Mental Health and Mental Retardation Authority of Harris County, Texas.

Directors Continuing in Office

Class II —Term Expiring in 2004

Mike R. Bowlin Principal Occupation: Retired Chairman of the Board of Atlantic Richfield Company Age: 58 Director Since: 2001
From 1995 to April 2000, Mr. Bowlin was Chairman of Atlantic Richfield Company’s Board of Directors. Mr. Bowlin was Chief Executive Officer of ARCO from 1994 to April 2000. He was a member of ARCO’s Board of Directors since 1992. Mr. Bowlin joined ARCO in 1969 as a human resources representative and he held several human resources and management positions over the next few years in various ARCO operations. He became President of ARCO Coal Company in 1985 and served until 1987 when he became Senior Vice President of International Oil and Gas Acquisitions. Mr. Bowlin served as Senior Vice President and President of ARCO International Oil and Gas Company from 1987 to 1992, and from 1992 to 1993, he served as Executive Vice President of ARCO. Mr. Bowlin is a director of Wells Fargo & Company and Edwards Lifesciences Corporation. He is a Trustee of the Los Angeles World Affairs Council and of the California Institute of Technology. Mr. Bowlin is a member of the World Economic Forum. Mr. Bowlin is a former Chairman of the Board of the American Petroleum Institute and the California Business Roundtable and a former member of the Business Council and the National Petroleum Council. He is a member of the Board of Visitors of the M.D. Anderson Cancer Center, the Claremont Graduate School’s Center for Politics and Economics and the National Council of the House Ear Institute. Mr. Bowlin is also a director of the University of North Texas Foundation and the Autry Museum of Western Heritage.

Edward J. Mooney
Principal Occupation: Retired Délégué Général—North America, Suez Lyonnaise des Eaux, a global provider of energy, water, waste and communications services
Age: 60
Director Since: 2001

Since March 2000 until his retirement in March 2001, Mr. Mooney served as Délégué Général—North America, Suez Lyonnaise des Eaux. He was Chairman and Chief Executive Officer of Nalco Chemical Company from 1994 to 2001. He serves as a director of FMC Corporation and The Northern Trust Corporation.

James M. Ringler Principal Occupation: Vice Chairman of Illinois Tool Works Inc., an international manufacturer of highly engineered components and industrial systems Age: 55 Director Since: 2001
Mr. Ringler is Vice Chairman of Illinois Tool Works Inc. Prior to joining Illinois Tool Works, he was Chairman, President and Chief Executive Officer of Premark International, Inc., which merged with Illinois Tool Works in November 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer until 1996. From 1986 to 1990, he was President of White Consolidated Industries’ Major Appliance Group, and from 1982 to 1986 he was President and Chief Operating Officer of The Tappan Company. Prior to joining The Tappan Company in 1976, Mr. Ringler was a consulting manager with Arthur Andersen & Co. He serves on the Board of Directors of the Dow Chemical Company, Corn Products Corporation, Autoliv Inc., National Association of Manufacturers, and The Lyric Opera of Chicago. He is a Trustee of the Manufacturer’s Alliance for Productivity and Innovation and a National Trustee of the Boys and Girls Clubs of America, Midwest Region.

Class III—Term Expiring in 2006

Asbjørn Larsen Principal Occupation: Retired President and Chief Executive Officer, Saga Petroleum ASA, an oil and gas company Age: 65 Director Since: 2001
Mr. Larsen became President and Chief Executive Officer of Saga Petroleum ASA in January 1979, which merged with Sagapart a.s. on January 1, 1980. He retired on May 15, 1998. He served as President of Sagapart a.s. (limited) in 1973 and from 1976 as Vice President (Economy and Finance) of Saga Petroleum. He was manager of the Norwegian Shipowners’ Association from 1966 to 1973 and prior to that held different positions in the Ministry of Foreign Affairs and abroad in the Norwegian Diplomatic Service. He is currently Chairman of the Board of Belships ASA and Vice Chairman of the Board of Saga Fjordbase AS. Mr. Larsen is also a member of the Board of Den norske Bank Holding ASA and Chairman of its Audit Committee, and he is a member of the Boards of DSND Subsea ASA, the Norwegian Cancer Hospital, Selvaag Gruppen AS and the Tom Wilhelmsen Foundation. He is a member of the Council of Detnorsk Veritas and Chairman of its Audit Committee.

Joseph H. Netherland Principal Occupation: Chairman, President and Chief Executive Officer, FMC Technologies, Inc. Age: 55 Director Since: 2001
Mr. Netherland was elected Chairman of FMC Technologies in December 2001 and Chief Executive Officer, President and a director of FMC Technologies in February 2001. He served as President of FMC Corporation from June 1999 until August 2001 and as a director of FMC Corporation from June 1999 until December 2001, after serving as Executive Vice President of FMC Corporation from 1998. He was the General Manager of FMC Corporation’s Energy and Transportation Group from 1992 to 2001. Mr. Netherland joined FMC Corporation in 1973 as a Business Planner for the Machinery Group, and he held several management positions over the next few years. He was elected a Vice President of FMC Corporation in 1987. Mr. Netherland became General Manager of FMC Corporation’s former Petroleum Equipment Group in 1985 and General Manager of its former Specialized Machinery Group in April 1989. Mr. Netherland is a former chairman of the Petroleum Equipment Suppliers Association. He serves on the Board of Directors of the American Petroleum Institute and the Petroleum Equipment Suppliers Association. Mr. Netherland is also a member of the Advisory Board of the Department of Engineering at Texas A&M University and is a member of the President’s Council at Georgia Institute of Technology.

James R. Thompson Principal Occupation: Chairman, Chairman of the Executive Committee and Partner, Law Firm of Winston & Strawn, Chicago, Illinois Age: 65 Director Since: 2001
Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until January, 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971-1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board and a member of the Boards of Directors of the Chicago Board of Trade; FMC Corporation; Prime Retail, Inc.; Navigant Consulting Group, Inc.; Jefferson Smurfit Group, plc; Prime Group Realty Trust; Maximus, Inc. and Hollinger International, Inc. He serves on the Boards of the Museum of Contemporary Art and The Lyric Opera of Chicago.

IV. Information About the Board of Directors

Meetings

After FMC Technologies became a publicly traded company on June 14, 2001, the Board of Directors held four regular meetings. All incumbent directors attended at least 75 percent of the total number of meetings of the Board and of all committees on which they served.

Committees

The Board of Directors has two standing committees: an Audit Committee and a Compensation and Organization Committee.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is attached as Appendix A. The principal duties of this Committee, among other things, include:

•	Review the effectiveness and adequacy of FMC Technologies’ financial organization and internal controls

•	Review the annual report, proxy and other financial representations and ensure that FMC Technologies’ financial reports fairly present the results of its operations

•	Review the effectiveness and the scope of activities of the independent public accountants and internal auditors

•	Review significant changes in accounting policies

•	Recommend the selection of the independent public accountants and review the independence of such accountants

•	Review potentially significant litigation

•	Review FMC Technologies’ plan for addressing financial risk

•	Review Federal income tax issues and related reserves

Members: Mr. Reilly (Chair), Messrs. Larsen, Ringler and Hamilton—all outside directors. All of the members of the Audit Committee are “Financially Literate” and “Independent” as defined in the listing requirements for the New York Stock Exchange.

Number of Meetings in 2001: 2

Compensation and Organization Committee

Duties:

•	Review and approve compensation policies and practices for top executives

•	Establish the total compensation for the Chairman, President and Chief Executive Officer

•	Review and approve major changes in FMC Technologies’ employee benefit plans

•	Review short- and long-term incentive plans and equity grants

•	Review significant organizational changes and management succession planning

•	Recommend to the Board of Directors candidates for officers of FMC Technologies

Members: Mr. Bridgewater (Chair), Messrs. Bowlin, Mooney and Thompson—all outside directors

Number of Meetings in 2001: 1

Compensation

Compensation Plan. Effective as of May 1, 2001, FMC Technologies adopted a compensation plan for non-employee directors of its Board of Directors as a part of the FMC Technologies, Inc. Incentive Compensation and Stock Plan (“FMC Technologies Stock Plan”).

Retainer and Fees. Under the FMC Technologies Stock Plan, each director of FMC Technologies who is not also an officer is paid an annual retainer of $40,000. At least $25,000 of this annual retainer is paid in deferred units that are payable in Common Stock upon death or retirement from the Board of Directors. The remainder is paid in quarterly installments in cash or, at the election of the non-employee director, may be deferred and invested in a stock account that will be credited with units representing Common Stock at the fair market value of the Common Stock on the date of the election, with an initial value equal to the deferred amount. Each non-employee director also receives $1,000 for each Board of Directors’ meeting and Board of Directors’ committee meeting attended, and each director is reimbursed for reasonable incidental expenses. Each non-officer director who chairs a Committee is paid an additional $4,000 per year.

Restricted Stock Units: On June 14, 2001, FMC Technologies granted each director 2,390 units of restricted stock, which are payable in Common Stock upon death or retirement from the Board of Directors.

Other Compensation. Officers of FMC Technologies do not receive any additional compensation for their service as directors. No other remuneration is paid to directors. Directors who are not FMC Technologies employees do not participate in FMC Technologies’ employee benefit plans.

V. Certain Relationships And Related Party Transactions

Board Of Directors Relationships And Related Transactions

Governor Thompson is Chairman of the law firm of Winston & Strawn, which provides legal services to FMC Technologies. In addition, FMC Technologies or its subsidiaries did business in 2001 with certain organizations where FMC Technologies directors now serve, or during 2001 did serve, as officers or directors. In no case have the amounts involved been material in relation to FMC Technologies’ business or, to the knowledge and belief of FMC Technologies’ management, to the business of the other organizations or to the individuals concerned. Such transactions were on terms no less favorable to FMC Technologies than were reasonably available from unrelated third parties.

Arrangements Between FMC Technologies And FMC Corporation

Through June 14, 2001, FMC Technologies was a wholly-owned subsidiary of FMC Corporation. On June 14, 2001, FMC Technologies completed an initial public offering of 17 percent of its outstanding shares. FMC Corporation retained an 83 percent equity interest in FMC Technologies until December 31, 2001, at which time FMC Corporation completed the separation of FMC Technologies through the tax-free distribution of all of the remaining shares of the Common Stock owned by FMC Corporation.

Prior to the FMC Technologies’ initial public offering, FMC Corporation and FMC Technologies entered into certain agreements described below for purposes of governing the ongoing relationship between FMC Corporation and FMC Technologies at and after the date of FMC Technologies’ separation from FMC Corporation. The description provided below is only a summary of the material terms of such agreements and, accordingly, is not complete. If you wish to read the full text of these agreements, they have been filed with the Securities and Exchange Commission as Exhibits to FMC Technologies’ Registration Statement on Form S-1 and may be found on the Securities and Exchange Commission’s web site located at www.sec.gov.

Separation and Distribution Agreement. The Separation and Distribution Agreement, dated as of May 31, 2001 (the “Separation and Distribution Agreement”), contains the key provisions relating to the separation of FMC Technologies’ businesses from those of FMC Corporation, the initial public offering of FMC Technologies’ Common Stock and FMC Corporation’s distribution of FMC Technologies’ Common Stock. The Separation and Distribution Agreement identifies the assets transferred to FMC Technologies by FMC Corporation and the liabilities assumed by FMC Technologies from FMC Corporation. The Separation and Distribution Agreement also describes when and how such transfers and assumptions were to occur. In addition, FMC Technologies entered into agreements with

FMC Corporation governing various interim and ongoing relationships between FMC Corporation and FMC Technologies. These other agreements include:

•	Tax Sharing Agreement;

•	Employee Benefits Agreement; and

•	Transition Services Agreement.

Distribution to FMC Corporation. On June 4, 2001, FMC Technologies drew down $280.9 million of debt, and on June 19, 2001, FMC Technologies received proceeds of $207.2 million from its initial public offering. As contemplated by the Separation and Distribution Agreement, in exchange for the assets contributed by FMC Corporation to FMC Technologies, FMC Technologies remitted $480.1 of the proceeds of the debt and equity financings to FMC Corporation in June 2001. FMC Technologies paid to FMC Corporation a total of $23.0 million during 2001 under the terms of a “true up” required by the SDA entered into between FMC Corporation and FMC Technologies. The “true up” calculation assumed that FMC Technologies was operating as an independent entity beginning January 1, 2001 and that FMC Technologies had debt, net of cash, on January 1, 2001 of $300.5 million after repurchasing $38.0 million of accounts receivable previously sold in connection with FMC Corporation’s accounts receivable financing program. The amount paid reflects the terms of the “true up” through October 31, 2001, and is net of settlements of intercompany balances between FMC Corporation and FMC Technologies originating primarily from the payment or receipt of cash by FMC Corporation and/or FMC Technologies during the course of separating the companies’ banking, collection, benefit payment, payroll and other cash systems into two separate and independent systems. A final “true up” payment under the terms of the Separation and Distribution Agreement will reflect additional activity from November 1, 2001 through December 31, 2001, and amounts to $4.7 million due from FMC Corporation to FMC Technologies. A receivable for this amount is included in the December 31, 2001 consolidated financial statements.

Indemnification. In general, under the Separation and Distribution Agreement, FMC Corporation and FMC Technologies will indemnify the other party and such party’s representatives and affiliates from all liabilities arising from their respective businesses or contracts, as well as liabilities arising from a breach of the Separation and Distribution Agreement. All indemnification amounts will be reduced by any insurance proceeds or other offsetting amounts recovered by the indemnitee.

Tax Sharing Agreement. FMC Technologies and some of its subsidiaries have historically been included in FMC Corporation’s consolidated group for U.S. Federal income tax purposes (the “FMC Corporation Federal Group”), and in certain consolidated, combined or unitary groups which include FMC Corporation and some of its subsidiaries for U.S. state and local, and foreign income tax purposes (the “FMC Corporation Combined

Group”). FMC Corporation and FMC Technologies have entered into a Tax Sharing Agreement in connection with the separation of FMC Technologies from FMC Corporation.

Pursuant to the Tax Sharing Agreement, the amount of taxes to be paid by FMC Technologies with respect to periods prior to the distribution will be determined as if FMC Technologies and each of its subsidiaries filed its own consolidated, combined or unitary tax returns. With respect to any taxable period in which FMC Technologies or any of its subsidiaries are included in the consolidated, combined or unitary tax returns of FMC Corporation or any of its subsidiaries, FMC Technologies and FMC Corporation will make payments between them to reflect the terms of that agreement.

The Tax Sharing Agreement places certain restrictions upon FMC Technologies regarding the sale of assets, the sale or issuance of additional securities (including securities convertible into stock), or the entry into some types of corporate transactions for a period of 30 months, beginning on January 1, 2002. Specifically, the Tax Sharing Agreement restricts FMC Technologies during this period from:

• selling
all or substantially all of FMC Technologies’ assets or discontinuing the active conduct of any FMC Technologies’ business if such action would cause the distribution or certain internal restructurings to become taxable;

• issuing
or selling additional securities (including any issuances as compensation for services or pursuant to the exercise of compensatory stock options and issuances of securities convertible into FMC Technologies’ stock), such that after such issuance, FMC Technologies has issued securities (including securities issued in connection with FMC Technologies’ initial public offering and assuming that securities convertible into FMC Technologies’ stock are exercised) that represents a 50 percent or greater interest in FMC Technologies; and

• entering
into any other corporate transaction which would either result in a disqualified distribution for Federal income tax purposes or a 50 percent or greater change, by vote or value, in FMC Technologies’ stock ownership.

Employee Benefits Agreement. FMC Technologies entered into an Employee Benefits Agreement with FMC Corporation that governs FMC Technologies’ employee benefit obligations, including both compensation and benefits, with respect to FMC Technologies’ active employees and retirees and other terminated employees who have performed services for FMC Technologies’ business before or after the separation or whose employee benefit obligations FMC Technologies has otherwise agreed to assume. Under the Employee Benefits Agreement, FMC Technologies assumed and agreed to pay, perform, fulfill and discharge, in accordance with their respective terms, all obligations to, or relating to, former employees of FMC Corporation or its affiliates who are employed by FMC Technologies and FMC Technologies’ affiliates and specified former employees of FMC

Corporation or its affiliates (including retirees) who either were employed in FMC Technologies’ businesses before or after the separation or who otherwise are assigned to FMC Technologies for purposes of allocating employee benefit obligations.

Transition Services Agreement. The Transition Services Agreement governs the provision by FMC Corporation to FMC Technologies and by FMC Technologies to FMC Corporation of support services, such as: cash management and debt service administration, accounting, tax, payroll, legal, human resources administration, financial transaction support, information technology, public affairs, data processing, procurement, real estate management, and other general administrative functions. The terms of these services are expected to expire on various dates up to December 31, 2002, subject to exceptions.

VI. Security Ownership of FMC Technologies

Management Ownership

The following table shows, as of February 1, 2002, the number of shares of the Common Stock beneficially owned by each director and nominee, the Chairman, President and Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group. Other than Robert N. Burt, no director or executive officer named in the Summary Compensation Table beneficially owns more than one percent of the Common Stock.

	Beneficial Ownership on February 1, 2002
Name	Common Stock of FMC Technologies	Percent of Class
Mike R. Bowlin (2)	14,390
B. A. Bridgewater, Jr. (2)	28,859
Robert N. Burt (3)	686,233	1.1
Charles H. Cannon, Jr. (1)	242,405
Thomas M. Hamilton (2)	11,564
Peter D. Kinnear (1)	85,891
Asbjørn Larsen (2)	21,905
Edward J. Mooney (2)	15,249
Joseph H. Netherland (1)	506,064
Robert L. Potter (1)	106,009
William F. Reilly (2)	46,807
James M. Ringler (2)	9,390
William H. Schumann, III (1)	268,710
James R. Thompson (2)	21,486
All directors and executive officers as a group (16) persons (1)(2)(3)	2,182,975	3.3

(1)
Shares “beneficially owned” include: (i) shares owned by the individual; (ii) shares held by the FMC Technologies, Inc. Savings and Investment Plan (“FMC Technologies Savings Plan”) for the account of the individual and the FMC Technologies Non-Qualified Savings and Investment Plan (“FMC Technologies Non-Qualified Savings Plan”) as of December 31, 2001; and (iii) shares subject to options that are exercisable within 60 days and restricted stock shares that will vest within 60 days. The shares included in item (iii) in the aggregate amount to 497,242 shares for Mr. Netherland; 254,276 shares for Mr. Schumann; 229,460 shares for Mr. Cannon; 52,808 shares for Mr. Kinnear; 79,574 shares for Mr. Potter; and 1,728,075 shares for all directors and executive officers as a group. The amount of shares described in the immediately preceding sentence reflect those shares issuable upon the exercise of FMC Technologies options granted as of January 1, 2002 to replace FMC Corporation options that were terminated by FMC Corporation, which amounted to 482,872 shares for Mr. Netherland; 254,276 shares for Mr. Schumann; 221,361 shares for Mr. Cannon; 52,808 shares for Mr. Kinnear; and 79,574 shares for Mr. Potter.

(2)
Includes shares subject to options granted, restricted stock and deferred stock units credited to individual accounts of non-employee directors under the FMC Technologies Stock Plan. (See “Compensation Plan”

and “Restricted Stock Units” on page 11 of this Proxy Statement). As of February 1, 2002, the number of shares and units credited to directors under those plans were as follows: Mr. Bowlin, 4,390; Mr. Bridgewater, 25,140; Mr. Larsen, 19,405; Mr. Mooney, 4,390; Mr. Reilly, 22,330; Mr. Ringler, 4,390; Mr. Hamilton, 5,564; and Mr. Thompson, 20,486. These directors have no power to vote or dispose of shares representing such units until they are distributed upon death or retirement from the Board of Directors. Until such distribution, these directors have only an unsecured claim against FMC Technologies for such units.

(3)
Shares “beneficially owned” by Mr. Burt include: (i) shares owned by Mr. Burt and the Burt Family Foundation for which Mr. Burt exercises voting and investment control; (ii) shares held in the FMC Technologies Stock Fund in the FMC Corporation Savings and Investment Plan for the account of Mr. Burt as of December 31, 2001; and (iii) shares subject to options that are exercisable within 60 days and restricted stock shares that will vest within 60 days. The shares included in item (iii) in the aggregate amount to 513,653 shares issuable upon the exercise of FMC Technologies options granted as of January 1, 2002 to replace FMC Corporation options that were terminated by FMC Corporation.

Other Security Ownership

FMC Technologies knows that the persons listed below own more than five percent of the Common Stock (determined as set forth in footnote (1) to the table) as of February 28, 2002:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
FMC Technologies, Inc. Savings and Investment Plan Trust c/o Fidelity Management Trust Company, as trustee of the 82 Devonshire Street Boston, MA 02109	3,346,457 shares held in trust for participants in the employee 401(k) plan (2)	5.1%

FMC Corporation Savings and Investment Plan Trust c/o Fidelity Management Trust Company, as trustee of the 82 Devonshire Street Boston, MA 02109	3,925,710 shares held in trust for participants in the employee 401(k) plan (2)	6.0%

AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	4,877,900 shares	7.4%

(1)
Percentages are calculated on the basis of the amount of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2)
These shares are held in trust for the beneficial owners (the participants in the FMC Technologies Savings Plan or FMC Corporation Savings and Investment Plan, as applicable) and may be voted by the trustee in the same manner and in the same proportion as the total number of shares of FMC Technologies credited to participant’s accounts for which the trustee has received direction from participants, if the beneficial owners do not exercise their right to direct such vote. In response to a tender or exchange offer, the trustee may tender or sell shares only in accordance with the written instructions of the participants.

VII. Executive Compensation

FMC Technologies completed an initial public offering of 17 percent of its Common Stock on June 14, 2001, and on December 31, 2001, FMC Corporation, through a special stock dividend, distributed all of the outstanding shares of FMC Technologies Common Stock owned by FMC Corporation to FMC Corporation stockholders. Prior to June 2001, the businesses of FMC Technologies were operated as internal units of FMC Corporation through various divisions, subsidiaries or through investments in unconsolidated affiliates. The following tables, charts and narrative show all compensation awarded, paid to or earned by the Chairman, President and Chief Executive Officer of FMC Technologies and each of the four most highly compensated executive officers of FMC Technologies other than the Chairman, President and Chief Executive Officer from all sources for services rendered in all of their capacities to FMC Technologies or to FMC Corporation during the last fiscal year.

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Awards		Payouts
Name and Principal Position (A)	Year (B)	Salary(1) ($) (C)	Bonus(1)(2) ($) (D)	Restricted Stock Award (3) ($) (E)	Securities Underlying Options/ SARs (#) (F)	LTIP Payouts (3) ($) (G)	All Other Compen- sation (4) ($) (H)

JOSEPH H. NETHERLAND Chairman, President and Chief Executive Officer	2001	669,663	590,125	0	660,000	0	630,784

WILLIAM H. SCHUMANN, III Senior Vice President, Chief Financial Officer & Treasurer	2001	416,176	264,818	0	162,000	0	348,340

CHARLES H. CANNON, JR. Vice President	2001	353,154	184,946	0	148,500	0	30,362

PETER D. KINNEAR Vice President	2001	302,909	145,699	0	148,500	0	26,900

ROBERT L. POTTER Vice President	2001	250,038	116,268	0	115,300	0	21,189

(1)
Under the terms of the Employee Benefits Agreement, 50 percent of each listed executive officer’s compensation (other than the transaction bonuses paid to certain of those executives, as disclosed in footnote 4 below) was allocated to FMC Corporation.

(2)	The FMC Technologies Stock Plan provides for annual bonuses to be paid based on performance against specified objectives for individual and overall corporation results. (Column D)
(3)	Each listed executive officer held FMC Technologies restricted shares on December 31, 2001 with a value based on the closing market price per share of the Common Stock on December 31, 2001, the last trading day of the year, as follows: Mr. Netherland, 111,522 shares at $1,834,553; Mr. Schumann, 37,475 shares at $616,463; Mr Cannon, 58,965 shares at $969,974, Mr. Kinnear, 35,716 shares at $587,528 and Mr. Potter, 42,981 shares at $707,037. The amount of shares described in the immediately preceding sentence reflect restricted shares of FMC Technologies granted on June 14, 2001 to replace FMC Corporation restricted shares that were terminated by FMC Corporation. Dividends will not be paid on these restricted shares unless FMC Technologies pays dividends on all its Common Stock.

(4)
These amounts include the following: for Mr. Netherland, $500,000 for a transaction bonus paid by FMC Corporation relating to the distribution of FMC Technologies, $61,048 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $6,061 for life insurance; for Mr. Schumann, $300,000 for a transaction bonus paid by FMC Corporation relating to the distribution of FMC Technologies, $37,819 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $977 for life insurance; for Mr. Cannon, $29,394 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $1,000 for life insurance; for Mr. Kinnear, $25,962 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $938 for life insurance; and for Mr. Potter, $20,211 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $978 for life insurance.

Option Grants For Services Rendered in 2001

The table below shows information on individual grants of stock options made in 2001 under the FMC Technologies Stock Plan for services rendered during 2001 by each of the executive officers named in the Summary Compensation Table. All stock options were granted on June 14, 2001. FMC Technologies did not grant any stock appreciation rights during 2001.

Name (A)	Number of Securities Underlying Options Granted in 2001(#) (B)	Percent of Total Options Granted to Employees In 2001 (C)	Exercise or Base Price ($/SH) (D)	Expiration Date (E)	Grant Date Present Value ($) (F)
Joseph H. Netherland	660,000	27.6	20.00	2/15/2011	5,742,000
William H. Schumann, III	162,000	6.7	20.00	2/15/2011	1,409,400
Charles H. Cannon, Jr.	148,500	6.1	20.00	2/15/2011	1,291,950
Peter D. Kinnear	148,500	6.1	20.00	2/15/2011	1,291,950
Robert L. Potter	115,300	4.8	20.00	2/15/2011	1,003,110

(1)
We used the Black-Scholes option pricing model to value these options as of the date granted. The model assumed: an option term of 5 years; a risk-free interest rate of 5.0 percent; an assumed annual volatility of underlying stock of 41.0 percent and no dividends being paid. FMC Technologies made no assumptions regarding restrictions on vesting or the likelihood of vesting.

(2)
The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an option holder will realize when exercising an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in 2001 and Year-End Option Values

Shown below is information with respect to options to purchase the Common Stock exercised in 2001 by the officers named in the Summary Compensation Table and the value of unexercised FMC Technologies options held by them at December 31, 2001, after giving effect to the replacement of certain FMC Corporation options with options of FMC Technologies as of January 1, 2002.

Name (A)	Shares Acquired On Exercise (#) (B)	Value Realized ($) (C)	Number of Securities Underlying Unexercised Options/SARs at 12/31/2001 (#)	Value of Unexercised in- the-Money Options at 12/31/2001 ($) (1) (2)
			Exercisable/Unexercisable (D)(2)	Exercisable/Unexercisable (E)
Joseph H. Netherland	—	—	338,191/922,234	455,410/766,714
William H. Schumann, III	—	—	204,361/257,851	271,909/278,552
Charles H. Cannon, Jr.	—	—	171,446/263,755	288,587/258,733
Peter D. Kinnear	—	—	52,808/172,372	26,499/ 62,286
Robert L. Potter	—	—	79,574/115,300	192,136/ 0

(1)	The closing price of FMC Technologies Common Stock at December 31, 2001, the last trading day of 2001, was $16.45.
(2)
Messrs. Netherland, Schumann, Cannon, Kinnear and Potter received options as of January 1, 2002 to purchase the Common Stock to replace their terminated FMC Corporation options. For additional information concerning the FMC Technologies options these individuals received to replace their terminated FMC Corporation options, see footnote 1 to the “Management Ownership” table on page 16 of this proxy statement.

Retirement Plans

The following table shows the estimated annual retirement benefits under FMC Technologies pension plan (and its supplements) for eligible salaried employees (including officers) payable upon retirement at age 65 (normal retirement age) in 2002 at various levels of salary and years of service. Payment of benefits shown is contingent on the continuation of the present plan (and its supplements) until the employee retires.

	Estimated Annual Retirement Benefits for Years of Service Indicated
Final Average Earnings	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 150,000	$30,792	$41,056	$51,320	$61,583	$71,847	$83,097
$ 250,000	$53,292	$71,056	$88,820	$106,583	$124,347	$143,097
$ 350,000	$75,792	$101,056	$126,320	$151,583	$176,847	$203,097
$ 450,000	$98,292	$131,056	$163,820	$196,583	$229,347	$263,097
$ 550,000	$120,792	$161,056	$201,320	$241,583	$281,847	$323,097
$ 650,000	$143,292	$191,056	$238,820	$286,583	$334,347	$383,097
$ 900,000	$199,542	$266,056	$332,570	$399,083	$465,597	$533,097
$1,150,000	$255,792	$341,056	$426,320	$511,583	$596,847	$683,097
$1,300,000	$289,542	$386,056	$482,570	$579,083	$675,597	$773,097
$1,450,000	$323,292	$431,056	$538,820	$646,583	$754,347	$863,097

1.	Benefits shown are total qualified plus nonqualified pension benefits, and will not be reduced by Social Security benefits or other offsets.
2.	Social Security Covered Compensation for a participant retiring at age 65 in 2002 is $39,444.
3.
“Final Average Earnings” in the table means the average of covered compensation for the highest 60 consecutive calendar months out of the 120 calendar months immediately before retirement. Covered compensation includes amounts appearing in Columns (C), (D), and (G) of the Summary Compensation Table on page     .

4.	At February 28, 2002, Messrs. Netherland, Schumann, Cannon, Kinnear and Potter had, respectively, 28, 20, 19, 30 and 28 years of credited service under the pension plan (and its supplements).
5.
Applicable benefits for employees whose years of service and earnings differ from those shown in the table are equal to (A + B) times C where: (A) equals 1 percent of allowable Social Security covered compensation ($39,444 for a participant retiring at age 65 in 2002) times years of credited service (up to a maximum of 35 years) plus 1.5 percent of the difference between Final Average Earnings and allowable Social Security compensation times years of credited service (up to a maximum of 35 years); (B) equals 1.5 percent of Final Average Earnings times years of credited service in excess of 35 years; and (C) equals the ratio of credited service at termination to credited service projected to age 65.

Termination and Change of Control Arrangements

Plan and Participants. As recommended by the Compensation and Organization Committee, the Board of Directors adopted an Executive Severance Plan in 2001. Approximately 20 officers and managers participate in the plan. The participants include all the individuals listed in the Summary Compensation Table.

Benefits. If a change in control (as described below) of FMC Technologies occurs and if, within two years of that change of control, a participant’s employment is terminated without cause or a participant voluntarily terminates his or her employment because his or her duties, location, salary, compensation or benefits are changed or are reduced, then the participant is entitled to benefits from FMC Technologies. In general, those benefits include: (i) a lump sum payment of three, two or one (depending on position) times annual salary and the greater of (a) the highest annualized target total management incentive award granted for any year, and (b) the average of the actual annualized incentive awards paid for the two plan years immediately preceding the executive’s termination; (ii) a payment equal to prorated target bonus for the year of termination; (iii) immediate vesting of long-term incentive awards, restricted stock and stock options; (iv) continuation of medical and other benefits for up to three years; (v) distribution of accrued nonqualified retirement plan benefits; and (vi) up to an additional three years of credited service for purposes of our nonqualified plans. FMC Technologies will compensate the participant for any excise tax liability as a result of payments under the plan. The Chairman, President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer can also receive these benefits if they voluntarily terminate their employment with FMC Technologies within the thirteenth month after a change in control of FMC Technologies.

Change in Control. In general, the following transactions are considered as changes in control under the plan: (i) a third party’s acquisition of 20 percent or more of the Common Stock; (ii) a change in the majority of the Board of Directors; (iii) completion of specified mergers, business combinations or asset purchases or sales (unless after the transaction (a) the stockholders of FMC Technologies prior to the transaction own more than 60 percent of the resulting entity, (b) members of FMC Technologies Board of Directors before the transaction constitute a majority of the Board of Directors of the resulting entity, and (c) no person owns 20 percent or more of FMC Technologies outstanding Common Stock or voting securities); or (iv) the complete liquidation or dissolution of FMC Technologies.

Report Of The Compensation Committee On Executive Compensation

Goals. FMC Technologies’ executive compensation program is designed to align total compensation with shareholder interests. The program:

•	Incents and rewards executives for sound business management and improvement in shareholder value.

•	Balances its components so that both short- and longer-term operating and strategic objectives are recognized.

•	Requires achieving objectives within a “high-performance” environment to be rewarded.

•	Is intended to attract, motivate and retain executives necessary for the long-term success of FMC Technologies.

The program consists of three different compensation components: base salary; variable cash incentive awards; and long-term incentive awards (stock options and restricted stock).

Base salary. FMC Technologies uses external surveys to set competitive compensation levels (salary ranges) for its executives. In order to obtain the most relevant survey data for review, the surveys include comparable companies in the industries FMC Technologies’ competes in.

Salary ranges for FMC Technologies executives are established based on similar positions in other companies of comparable size and complexity. Generally, FMC Technologies sets its competitive salary midpoint for an executive officer at the median level compared with the companies surveyed. Performance levels within the ranges are delineated to recognize different levels of performance ranging from “needs improvement” to “exceptional”. As a result, although nominally targeted to fall at or near the 50th percentile of such comparable organizations, compensation may range anywhere within the salary bracket based on performance.

Starting placement in a salary range is a function of an employee’s skills, experience, expertise and anticipated job performance. Each year performance is evaluated against mutually agreed-upon objectives and performance standards that may, in part, be subjective; a performance rating is established; and a salary increase may be granted. Performance factors used may include timely responses to downturns in major markets, setting strategic direction, making key management changes; divesting businesses and acquiring new businesses, continuing to improve operating efficiency; and developing people and management capabilities. The relative importance of each of these factors varies based on the strategic thrust and operating requirements of each of the businesses.

Mr. Netherland last received a base salary increase at the time of his promotion to Chief Executive Officer and President of FMC Technologies. This increase in June 2001 was 18.5% and places him at 95.8% of his grade midpoint. His salary will be reviewed in June 2002 using the performance factors listed above.

Management Incentive Awards. The FMC Technologies, Inc. Incentive Compensation and Stock Plan (“FMC Technologies Stock Plan”) provides for annual cash incentives for achievement of both annual performance incentive targets (“API”) and business performance incentive targets (“BPI”). The Committee oversees plan objectives and design as well as the setting of performance targets and approval of plan results. Participation in the plan is based on opportunity to influence performance and growth at FMC Technologies, position level, competitive practice for similar positions, performance and potential. Achieving high standards of business and individual performance are rewarded financially, and significant compensation is at risk if these high standards are not met. For participating managers, target incentives vary from 20% to 75% of base salary. BPI payments can range from 0 to 3 times target incentive, and the BPI is based on improvement of Net Income and Net Contribution.

In 2001, the API comprised 30% to 70% of the total target incentive for Plan participants. In 2002, the API will comprise 30% of the total target incentive and the BPI will comprise 70% of the total target incentive for all participants. The API incentive is less quantitative than the business performance incentive. The API varies with individual performance and can range from 0 to 2 times the target percentage. It is awarded based on achieving annual objectives set for the individual’s most important business responsibilities. For Mr. Netherland in 2001, these included such wide-ranging objectives as executing the FMC Technologies’ initial public offering, increased earnings and return on investments, management of FMC Technologies’ portfolio of businesses, improved operating performance and market position, leadership and people development, business unit strategy development, and safety performance. Mr. Netherland’s combined BPI and API payment for 2001, shown as Bonus in Column D of the Summary Compensation Table, was $590,125.

Equity Awards. The FMC Technologies Stock Plan is designed to link closely the long-term reward of executives with increases in shareholder value. The 2001 approval of the FMC Technologies Stock Plan provides the Committee with broad discretion to select the appropriate types of rewards. Awards in 2001 consisted of non-qualified stock options. The award vesting period for the grant is three years. Stock options have a term of ten years, and the exercise price is the fair market value of common stock on the date of the grant.

To determine the number of options to be granted to an executive, we establish an award level based on an executive’s salary grade while considering competitive industry practice as provided by an independent, outside consultant. In approving grants under the plan, the number of options previously awarded to and held by executive officers is considered but is not regarded as a significant factor in determining the size of the current option grants. Mr. Netherland’s 2001 option grant is as indicated on page 19 of this proxy statement in the section headed Option Grants For Services Rendered in 2001. In 2001, Mr. Netherland received a Stock Option grant based on competitive market data for Chief Executive Officer positions of comparable sized companies. The grant was, in turn, increased as an incentive to Mr. Netherland to ensure the success of FMC Technologies’ initial public offering and improve shareholder value. As a result, no Stock Option Grant will be made to Mr. Netherland in 2002.

Section 162(m) Deductibility. The Committee continues to review the $1 million cap on tax deductible compensation and is advised that its stock option grants meet the requirements for deductibility. The FMC Technologies Stock Plan, approved in 2001, may not meet all requirements for deductibility under Section 162(m) of the Internal Revenue Code. However, unless the amounts involved become material, the Committee believes that it is more important to preserve its flexibility under the plan to craft appropriate incentive awards.

Stock Retention Policy. FMC Technologies has established guidelines setting expectations for the ownership of FMC Technologies stock by officers and management. The guidelines for stock retention are based on a multiple of two to five times the employee’s total compensation midpoint. All officers and management governed by this policy, including all those named in this proxy, meet or exceed their respective stock retention guidelines.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

B. A. Bridgewater, Jr., Chairman
Mike Bowlin
Edward J. Mooney
James R. Thompson

Stockholder Return Performance Presentation

The following chart compares the percentage change in the cumulative stockholder return on the Common Stock against the cumulative total return of the OSX Oil Service Index, the S&P Composite—400 Midcap Index and the S&P Composite—500 Stock Index. The comparison is for a period beginning June 14, 2001 (the first date the Common Stock was traded on the New York Stock Exchange) and ending December 31, 2001.

VIII. Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

FMC Technologies has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of its officers and directors. Based on a review of forms filed and information provided by officers and directors to FMC Technologies, FMC Technologies believes that all Section 16(a) reporting requirements were fully met, except that amendments to Form 4s were filed on July 16, 2001 for all non-employee directors serving at the time which were otherwise filed timely, and an amendment to Form 4 was filed on January 29, 2002 for Ronald D. Mambu, Vice President and Controller of FMC Technologies.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by FMC Technologies under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent FMC Technologies incorporates such Report by specific reference.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with KPMG LLP, FMC Technologies’ independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from KPMG LLP as required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in FMC Technologies’ Annual Report on Form 10-K for the year ended December 31, 2001.

The preceding report has been furnished by the following members of the Audit Committee: Mr. Reilly (Chair), Messrs. Larsen, Ringler and Hamilton.

Proposals for the 2003 Annual Meeting

Stockholders may make proposals to be considered at the 2003 Annual Meeting. To be included in the proxy statement and form of proxy for the 2003 Annual Meeting,

stockholder proposals must be received not later than November 14, 2002, at FMC Technologies’ principal executive offices, 200 East Randolph Drive, Chicago, Illinois 60601, Attn: Vice President, General Counsel and Secretary.

FMC Technologies’ By-Laws provide that no business may be brought before an annual meeting unless: specified in the notice of meeting; otherwise brought before the meeting by or at the direction of the Board of Directors; or brought by a stockholder who has delivered notice to FMC Technologies (containing certain information specified in the By-Laws) not less than 60 or more than 90 days before the date of the meeting. If FMC Technologies provides less than 70 days notice or public disclosure of the date of the annual meeting, then a stockholder may bring business before that meeting if FMC Technologies receives notice from that stockholder within 10 days of FMC Technologies’ notice or public disclosure. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, FMC Technologies, Inc., 200 East Randolph Drive, Chicago, Illinois 60601.

Expenses Relating to this Proxy Solicitation

FMC Technologies will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, FMC Technologies’ officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. FMC Technologies also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Common Stock and obtaining the proxies of those owners. FMC Technologies has retained Georgeson Shareholder of Carlstadt, New Jersey to assist in the solicitation of proxies. FMC Technologies will pay the cost of such assistance, which is estimated to be $8,000, plus reimbursement for out-of-pocket fees and expenses.

Jeffrey W. Carr
Vice President, General
Counsel and Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

Composition

The Audit Committee of the Board of Directors shall be comprised of at least three members of the Board, one of whom shall be Chairman. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

The Chairman and the members of the Committee shall be proposed by the Board of Directors, or Nominating Committee if one is appointed, and elected annually at the organizational meeting of the Board.

Duties and Responsibilities

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities relating to FMC Technologies’ accounting, auditing and financial reporting practices. More specifically, the Committee shall:

A.
Recommend to the Board of Directors the retention of the independent auditor; assure the independence of the independent auditor; evaluate the performance of the independent auditor; and determine that no restrictions were placed on the scope or implementation of the independent audit. Also, the Committee may recommend to the Board of Directors the replacement of the independent auditor.

B.
Inquire into the effectiveness of FMC Technologies’ financial and accounting organization through discussions with the independent auditors, the Director of Internal Audit and appropriate officials of FMC Technologies.

C.
Inquire into the adequacy of FMC Technologies’ accounting, financial, and operating controls, including the security of the information technology systems and facilities, through discussions with the independent auditors, the Director of Internal Audit and appropriate officials of FMC Technologies.

D.	Periodically review FMC Technologies’ plan for addressing financial risks as identified by Management or the Committee.

E.
Review the scope of the proposed independent and internal audit coverage for the coming year, including the extent to which it can be relied upon to detect fraud or weaknesses in internal control. Also, review the actual coverage compared to planned coverage for the preceding year. In this context, review and approve the fees proposed by the independent auditor for the coming year.

F.
Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. For that purpose, the Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of such investigations and shall advise the Board of Directors as to the nature and extent of such investigations.

G.	Review with the independent auditors:

1.	Significant audit comments resulting from their annual audit.

2.	Significant comments resulting from their review of the quarterly published financial data.

3.	Significant problems that the auditors anticipate may impact future reporting (including the year-end close).

4.	Any significant unresolved accounting and auditing problems encountered during the audit.

5.	Any significant adjustments, reclassifications, or disclosures proposed by the independent auditor, including the ultimate resolution.

6.	Nature and impact of any changes in accounting policies or principles adopted by FMC Technologies during the year.

7.	Impact on future financial statements of new or proposed changes in accounting principles.

8.	Comments regarding significant deficiencies and recommended improvements in internal control.

H.
Review on an annual basis all fees paid to FMC Technologies’ independent auditor. Also receive from the independent auditor a formal written statement delineating all relationships between the auditor and FMC Technologies and discuss with the auditor any relationships or services that may impact their objectivity or independence.

I.
Inquire into the effectiveness of FMC Technologies’ internal audit function. Also, review an abbreviated summary of significant audit comments and the related managers’ responses with the Director of Internal Audit semi-annually.

J.	Review annually the expenses of the Chairman and President and a summary of expenses of all other Officers.

K.
Review procedures for securing compliance with FMC Technologies’ Business Conduct Guidelines. Also, review the nature of potentially illegal, improper or sensitive payments or questionable use of FMC Technologies’ assets brought to the attention of the Committee.

L.	Review litigation, contingencies, claims or assessments that management or FMC Technologies’ legal counsel believes to have a potential significant effect.

M.	Review annually the status of the FMC Technologies’ tax reserves and related issues. Also, review environmental reserves if significant.

N.
Review a draft of FMC Technologies’ annual report, Form 10-K, and proxy statement with management and the independent auditors prior to recommending approval by the Board. This review should also include a discussion with the independent auditor and management on the quality of FMC Technologies’ accounting principles including the consistency, clarity and completeness of accounting policies and disclosures.

O.
Review with the independent auditors and management the audited financial statements included, or incorporated by reference, in any registration statement filed by FMC Technologies with the SEC involving the public offering of securities (except filings on Form-S-8) which were not previously reviewed.

P.
Approve any individual non-audit service in excess of $300,000 to be performed by the independent auditor prior to the commencement of the service and, at each Audit Committee meeting, review the estimated total amount of such services to be incurred for the fiscal year.

Procedures

The Audit Committee will review and reassess the Charter annually and the Charter will be approved by the Board of Directors after every revision.

The Committee shall meet on a regular basis in February, August and December of each year and hold additional meetings at any time it deems appropriate.

A number of directors equal to 50% or more of the committee (but in no event fewer than two) shall constitute a quorum of the Committee for the transaction of business. A majority of members present may adjourn the meeting from time to time until a quorum is present.

In his absence, the Chairman of the Committee may designate a member of the Committee to serve as chairman for the meeting or, in the absence of such designation, a majority of the members present at the meeting shall appoint a chairman for the meeting.

Meetings may include representatives of the independent auditors, the Director of Internal Audit, the Corporate Controller and staff, the General Counsel and other members of management at the request of the Committee.

Periodically the Committee shall meet privately with the independent auditors and the Director of Internal Audit and may talk directly and independently with any member of management appropriate to carrying out its responsibilities. The Committee will be assisted by the Director of Internal Audit who will serve as Executive Secretary to the Committee.

The Executive Secretary will prepare agenda material, implement or monitor actions that result from the Committee’s recommendations, prepare minutes of the meeting, and prepare reports that the Committee wishes to submit to the Board of Directors. The Director of Internal Audit will report on a functional basis to FMC Technologies’ management and have free and complete access to the Committee at any time.

The Committee has the authority to approve the hiring, transfer, and termination of employment of the Director of Internal Audit.

The Chairman of the Committee shall report the Committee’s findings and conclusions periodically to the Board of Directors.

FMC Technologies, Inc.
200 East Randolph Drive
Chicago, IL 60601

Notice of
Annual Meeting of Stockholders
April 26, 2002
and Proxy Statement

FMC Technologies, Inc.

Proxy	FMC TECHNOLOGIES, INC.

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Joseph H. Netherland, William H. Schumann, III and Jeffrey W. Carr, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Technologies, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of FMC Technologies, Inc. to be held on April 26, 2002, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

FOLD AND DETACH HERE

FMC Technologies, Inc.
PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    ●

1. Election of two Directors to serve in Class I for a term expiring in 2005 as set forth in the Proxy Statement— Nominees: B.A. Bridgewater, Jr. and Thomas M. Hamilton.	For All For Withheld Except O O O	2. Ratification of the Appointment of Independent Public Accountants.	For Against Abstain O O O

(Except nominee(s) written above).
The Board of Directors recommends a vote FOR Items 1 and 2.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.

Dated: , 2002

Signature

Please sign exactly as name appears at left.

Proxy	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FIDELITY MANAGEMENT TRUST COMPANY, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of stock represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Technologies, Inc. Savings and Investment Plan at the annual meeting of stockholders of FMC Technologies, Inc. to be held on April 26, 2002, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise instructed prior to April 24, 2002, the Trustee WILL VOTE your shares in the same manner and proportion as the number of shares for which the Trustee received instruction.

Proxy	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FIDELITY MANAGEMENT TRUST COMPANY, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of stock of FMC Technologies, Inc. represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Corporation Savings and Investment Plan at the annual meeting of stockholders of FMC Technologies, Inc. to be held on April 26, 2002, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise instructed prior to April 24, 2002, the Trustee WILL VOTE your shares in the same manner and proportion as the number of shares for which the Trustee received instruction.

Proxy	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FIDELITY MANAGEMENT TRUST COMPANY, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of stock of FMC Technologies, Inc. represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Corporation Non-Qualified Savings and Investment Plan at the annual meeting of stockholders of FMC Technologies, Inc. to be held on April 26, 2002, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise instructed prior to April 24, 2002, the Trustee WILL VOTE your shares in the same manner and proportion as the number of shares for which the Trustee received instruction.

Proxy	FMC TECHNOLOGIES, INC.

This proxy is solicited on behalf of the Board of Directors.

BANCO POPULAR DE PUERTO RICO, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of stock represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Puerto Rico Savings and Investment Plan at the annual meeting of stockholders of FMC Technologies, Inc. to be held on April 26, 2002, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise instructed prior to April 24, 2002, the Trustee WILL VOTE your shares FOR Proposals 1 and 2.

Proxy	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FIDELITY INVESTMENTS CANADA LIMITED, Trustee
You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of stock represented by my interest in the FMC Technologies, Inc. Share Account of the FMC Canada Limited Non-Bargaining Employees’ Retirement Plan and the FMC Canada Limited Retirement Savings Program at the annual meeting of stockholders of FMC Technologies, Inc. to be held on April 26, 2002, at 200 East Randolph Drive, Chicago, Illinois at 2:00 P.M. or any adjournment or postponement thereof, as follows.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise instructed prior to April 24, 2002, the Trustee WILL VOTE your shares FOR Proposals 1 and 2.